SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2000

CONDOR TECHNOLOGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23635	54-1814931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
170 Jennifer Road, Suite 325 Annapolis, Maryland		21401
(Address of principal executive offices)		(Zip Code)

(410) 266-8700

(Registrant's telephone number, including area code:)

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

    The Registrant entered into a First Amendment to Fifth Amendment Agreement (the "First Amendment to Fifth Amendment") by and among First Union National Bank, as Collateral Agent, Administrative Agent and Issuing Lender ("Lender"), and other members of the Lender Group, modifying the Credit Agreement dated as of April 16, 1999.

    Under the terms of the First Amendment to Fifth Amendment, the Registrant's credit facility has been reduced to about $49.7 million. Changes to the Fifth Amendment Agreement as a result of the First Amendment to the Fifth Amendment include, among other things: (1) the requirement for principal payments in June through August of 2000 in the amount of $50,000 per month; (2) a principal payment of $10 million is now due on December 31, 2000, in lieu of a principal payment related to the sale of the Arlington Assets formerly payable on April 1, 2000; and (3) certain financial ratio covenants were modified.

Item 7. Financial Statements and Exhibits.

    (a) Not applicable

    (b) Not applicable

    (c) Exhibits

    Exhibit 10.1 First Amendment to Fifth Amendment Agreement dated as of May 15, 2000.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDOR TECHNOLOGY SOLUTIONS, INC.
Date: June 5, 2000	By:	/s/ W. M. ROBBINS W. M. Robbins Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits

    10.1 First Amendment to Fifth Amendment Agreement dated as of May 15, 2000.